                                                                    Exhibit 11.1
                                                                        (1 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                               Year Ended September 30,
                                                         ----------------------------------------------------------------------
                                                                       2000                               1999*
                                                         ------------------------------      ----------------------------------
                                                             Basic            Diluted            Basic             Diluted
                                                         -------------     ------------      ------------       ---------------
I.   Shares Outstanding, Net of Treasury
          Stock Purchased and Options Exercised
          During the Period:

          Stock, net                                         7,639,287        7,639,287         8,822,187         8,822,187
          Options exercised (weighted)                                                             19,524            19,524
          Purchase of treasury stock (weighted)               (699,937)        (699,937)         (636,210)         (636,210)
                                                         -------------     ------------      ------------       -----------
                                                             6,939,350        6,939,350         8,205,501         8,205,501

II.   Weighted Equivalent Shares:
          Assumed options and warrants exercised                                163,453                             142,431
                                                         -------------     ------------      ------------       -----------


III. Weighted Average Shares and Equivalent Shares           6,939,350        7,102,803         8,205,501         8,347,932
                                                         =============     ============      ============       ===========

IV.  Net Income                                          $       5,069     $      5,069      $      8,266       $     8,266
                                                         =============     ============      ============       ===========

V.   Net Income Per Share                                $         .73     $        .71      $       1.01       $       .99
                                                         =============     ============      ============       ============


* Retroactively restated to reflect 200% stock dividend effective January 31,
  2000

                                                                    Exhibit 11.1
                                                                        (2 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)











                                                                        Three Months Ended September 30,
                                                         ----------------------------------------------------------------------
                                                                       2000                               1999*
                                                         ------------------------------      ----------------------------------
                                                             Basic            Diluted            Basic             Diluted
                                                         -------------     ------------      ------------       ---------------
I.   Shares Outstanding, Net of Treasury
          Stock Purchased and Options Exercised
          During the Period:

          Stock, net                                       6,752,887         6,752,887         7,773,987          7,773,987
          Options exercised (weighted)
          Purchase of treasury stock (weighted)               (2,840)           (2,840)          (49,782)           (49,782)
                                                         -----------       -----------       -----------        -----------
                                                           6,750,047         6,750,047         7,724,205          7,724,205

II.   Weighted Equivalent Shares:
          Assumed options and warrants exercised                               214,594                              122,766
                                                         -----------       -----------       -----------        -----------

III. Weighted Average Shares and Equivalent Shares         6,750,047         6,964,641         7,724,205          7,846,971
                                                           =========       ===========       ===========        ===========

IV.  Net Income                                          $     4,063       $     4,063       $       917        $       917
                                                         ===========       ===========       ===========        ===========

V.   Net Income Per Share                                $       .60       $       .58       $       .12        $       .12
                                                         ===========       ===========       ===========        ===========

* Retroactively restated to reflect 200% stock dividend effective January 31,
  2000